                                                                    EXHIBIT 23.4

                        CONSENT OF NOMINEE FOR DIRECTOR

  I hereby consent to be named as a nominee for director of Atlantic Tele-Network, Inc. in its Proxy Statement--Prospectus, and to become a director on the Effective Date of the Transaction.

                                                   /s/ James B. Ellis
                                          -------------------------------------

October 2, 1997

                                                                    EXHIBIT 23.4

                        CONSENT OF NOMINEE FOR DIRECTOR

  I hereby consent to be named as a nominee for director of Atlantic Tele-Network, Inc. in its Proxy Statement--Prospectus, and to become a director on the Effective Date of the Transaction.

                                                   /s/ Henry Wheatley
                                          _____________________________________

October 4, 1997